UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 26 , 2016

Agra Nutraceuticals Corporation

(Exact name of registrant as specified in its charter)

Colorado	033-17966-LA	94-3030021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 SW 12th Ave, Ste 500, Deerfield Beach, Florida USA 33442

(Address of Principal Executive Offices)

(888) 996-0712
(Registrant’s telephone number, including area code)

International Wood Corporation 155 W. Washington Blvd. # 1005 Los Angeles, CA 90015
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Use of Certain Defined Terms

Except as otherwise indicated by the context, references in this report to “AGRA NUTRACEUTICALS CORPORATION”, “AGRA”, “INTERNATIONAL WOOD CORPORATION’, “IWC”, “we,” “us,” “our,” “our Company,” refer to the Registrant.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Roy Schwartz, former President resigned on December 31, 2016, and Oren Manelis, took over as CEO and President from December 31, 2016 date through December 31, 2018.

Sacha Alessandro Ceruti was elected President and CEO on January 15, 2020 and Oren Manelis resigned as an officer on that date.

Harvey Scholl, Esq. appointed a Director and Legal Counsel on August 2008.

David Lilly was a Director and founder of the Company.

Esther Bittelman was appointed as a Director on August 1, 2008.

As of January 1, 2020, the current Officers and Directors of the Registrant are as follows:

Director & CEO/PresSacha Alessandro Ceruti

Director & Alt. Secretary    David Lilly

Director & Chief Legal OfficerHarvey Scholl, Esq.

Director & SecretaryEsther Bittelman

Oren Manelis is no longer an officer or director of the Registrant.

Business Experience

Sacha Alessandro Ceruti, age 43, Director, President and CEO, is a 10-year cannabis industry professional who has over 25 years of business experience. He is an industry acknowledged expert in both commercial hemp and cannabis genetics and cultivation and is held in high regard for his work ethic, industry knowledge, and his ability to efficiently scale up production through genetic selection, work process implementation, and a personal hands-on approach to business.

He operates Creative Canna Consulting and Phyto Consulting as each company’s CEO, and recently headed a consulting team for Stanley Brothers and Charlette’s Web. He also works in direct partnership with the Stanley Bros Cannabis Company which is pursuing a license application for cultivation in Spain.  He has written and obtained licenses for growing hemp and cannabis in several countries and US States. In addition, he frequently partners with such companies as CW Hemp - Charlotte’s Web, Stanley Bros Cannabis, Bhang Chocolate, The Hemp Exchange and Dutch Passion Cannabis Breeding.  Independently, Mr. Ceruti operates privately-held cultivation properties in the south of Spain and distribution operations in the state of Florida.

For the Registrant, Mr. Ceruti is in charge of developing its Hemp Carbon Credit Project in Brazil.

David Lilly, age 82, is a retired attorney who incorporated Registrant and has been a Director of the Registrant since its formation. David has extensive experience in securities law and is in-house corporate counsel to Registrant. He is also the Alternate Corporate Secretary.

Harvey Scholl, Esq., age 70, is a licensed attorney in the State of Florida and has been counsel to the Company since 2008.  Mr. Scholl’s expertise is in Cannabis law being the fist attorney to obtain Court approval for a ill Florida Resident to grow cannabis in Florida long before Medical Marijuana was legalized for medical use in Florida. He currently is Chief Corporate Counsel to the Company.

Esther Bittelman, age 89, is the Corporate Secretary and a Director of the Registrant and is the Trustee of several financial trust that acquired a privately-held group of Brazilian companies that were appraised by Coopers & Lybrand at $950,000,000 in the 1980’s which have ceased cutting tree’s in the Rain Forest and are converting to sustainable Timber Practices and seeking funding to restart operations. Norwest S.A. was part of the Group of Companies before it was sold to International Wood Corp by Elliot Sassoon.

Director Independence

Our board of directors is currently composed of four members of which two members each qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Involvement in Legal Proceedings

To our knowledge, there have been no material legal proceedings during the last ten years that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of any of our directors or executive officers.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest among our members of the Board of Directors and Officers regarding, but not limited to, other business interests and each’s involvement with the Company.

Item 5.03AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Amendments to Articles of Incorporation

On November 19, 2019, the Registrant filed with the Colorado Secretary of State an amendment to its Articles of Incorporation, whereby it changed its name from “International Wood Corporation” to “Agra Nutraceuticals Corporation”.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01FINANCIAL STATEMENTS AND EXHIBITS

(a)       Exhibits:

3.1	Amendment to Articles of Incorporation, November 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agra Nutraceuticals Corporation
DATE: February 26, 2020	/s/David Lilly________________ Name: David Lilly Title: Director, Secretary